Exhibit 10.1

Sale and Purchase Agreement

This Sale and Purchase Agreement (the “Agreement”) is entered into as of December 8, 2025 by Corvus Capital Limited, a Cayman Company (the “Acquirer”), and CDT Equity Inc., a Delaware Corporation (“CDT,” and together with the Acquirer, the “Parties,” and each a “Party”).

WHEREAS, CDT is the record and beneficial owner of 1 ordinary share in Conduit Pharmaceuticals Limited, a Cayman Islands entity that is a wholly-owned subsidiary of CDT (“CPL”) and (“CPL Shares”) and is entitled to sell the CPL Shares; and the Acquirer wishes to acquire the CPL Shares; and

WHEREAS, in August 2023, CPL received a letter from Strand Hanson Limited (“Strand”) claiming it was owed advisory fees pursuant to a previously executed letter. CPL rejected the claim from Strand and disputed the substance of the letter in full. Following such rejection, on September 7, 2023, Strand filed a claim in the Business and Property Courts of England and Wales (the “Strand Litigation”) claiming it is entitled to specified monetary damages. The trial in the Strand Litigation concluded on October 28, 2025 and CPL is awaiting a ruling from the court; and

WHEREAS, the Company wishes to remove any potential liability from the Strand Litigation by causing the subsidiary to no longer be consolidated with the Company for financial reporting purposes and no longer wants responsibility for the conduct of the Strand Litigation including any appeals of any decision with respect thereto, and accordingly desires to transfer the CPL Shares and provide the other consideration set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.	Certain Definitions

a.	“Closing Date” means the business day on which the Agreement and Stock Transfer Forms (together, “Transaction Documents”) have been executed and delivered by the applicable parties thereto and in each case, have been satisfied or waived.

b.	“Settlement Amount” means $7,000,000 to be satisfied through the issuance of 3,910,615 shares of common stock, (the “Settlement Shares”), based on the market closing price of CDT common stock on the previous trading day being $1.79 per share. All, or a portion of which may be in the form of Pre-Funded Warrants, as may be required by the shareholder approval rules of The Nasdaq Stock Market LLC.

II.	Sale and Purchase

a.	On the Closing Date, CDT agrees to transfer to the Acquirer the CPL Shares free and clear of any liens (except for such liens under applicable securities laws), subject to the terms of this Agreement.

b.	On the Closing Date, CDT shall issue or cause its transfer agent to issue to the Acquirer the Settlement Shares in book entry form (subject to any adjustments to the type of security that may be required to be issued to account for any such approvals that may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC, including with respect to the Pre-Funded Warrant).

c.	The Settlement Shares will be subject to a “Beneficial Ownership Limitation” such that the aggregate number of shares of Common Stock owned by Acquirer may not exceed 19.99% of the number of shares of the Common Stock then outstanding, immediately after giving effect to the issuance of the Shares, on the Closing Date. Any Shares in excess of the Beneficial Ownership Limitation shall be issued as a pre-funded warrant, substantially in the form attached hereto as Exhibit A (the “Pre-Funded Warrant”), which shall require that the approval of CDT’s shareholders is obtained prior to the exercise of the Pre-Funded Warrant and shall be subject to an overall cap that in no event shall the Settlement Shares issued at Closing plus the shares of Common Stock that are issuable under the Pre-Funded Warrant exceed 49.99% of the then issued and outstanding shares of Common Stock of CDT.

III.	Representations and Warranties

a.	Representations and Warranties of CDT. CDT represents and warrants to the Acquirer that as of the date hereof and as of the Closing Date:

i.	CDT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. CDT is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to CDT.

ii.	All corporate action on the part of CDT, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of CDT under this Agreement, and the sale and delivery of the CPL Shares and the Settlement Shares have been taken, and this Agreement constitutes a valid and legally binding obligation of CDT, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

iii.	CDT has good and valid title to the CPL Shares to be sold at the Closing by the CDT hereunder, free and clear of all liens, encumbrances, equities or adverse claims; CDT has immediately prior to the Closing, good and valid title to the CPL Shares to be sold by it at the Closing, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such CPL Shares or stock transfer instructions with respect to the CPL Shares and payment therefor pursuant hereto, good and valid title to such CPL Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Acquirer.

iv.	The Settlement Shares to be sold to the Acquirer pursuant to the terms of this Agreement have been duly and validly authorized and, when issued in accordance with the terms of this Agreement, will be fully paid and non-assessable (provided, however, that to the extent any of the Settlement Shares are issued in Pre-Funded Warrants, the foregoing representation shall be deemed to apply to the issuance of such Pre-Funded Warrant.

v.	CDT has not engaged any brokers, finders or agents such that each Investor will incur, directly or indirectly, as a result of any action taken by CDT, any liability for brokerage or finders’ fees or agents’ commissions, or any similar charges in connection with the sale of the CPL Shares or the Settlement Shares contemplated by this Agreement.

vi.	Assuming the accuracy of the representations, warranties and covenants of the Acquirer set forth in Section III(b) of this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the sale of the CPL Shares or the Settlement Shares by the Company to the Acquirer under this Agreement, and neither CDT nor any authorized agent acting on its behalf will take any action hereafter that would require such a registration.

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b.	Representations and Warranties of the Acquirer. The Acquirer represents and warrants to CDT that as of the date hereof and as of the Closing Date:

i.	The Acquirer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

ii.	The Acquirer has full power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to invest in the CPL Shares and the Settlement Shares pursuant to this Agreement. The execution, delivery and performance of this Agreement by the Acquirer and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Acquirer or its board of directors, stockholders or other governing body is required. This Agreement constitutes a valid and legally binding obligation of the Acquirer, enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by the Acquirer of the Agreement and the consummation by the Acquirer of the transactions contemplated hereby will not (x) result in a violation of the organizational documents of the Acquirer, (y) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Acquirer is a party, or (z) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Acquirer.

iii.	By the Acquirer’s execution of this Agreement, the Acquirer hereby confirms, that the CPL Shares and Settlement Shares to be received by the Acquirer will be acquired for investment for such Acquirer’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Acquirer has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Acquirer further represents that the Acquirer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the CPL Shares or the Settlement Shares. The CPL Shares and Settlement Shares are being purchased by the Acquirer in the ordinary course of its business. The Acquirer is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered.

iv.	The Acquirer acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the CPL Shares and Settlement Shares. The Acquirer also represents that it has not been organized for the purpose of acquiring the CPL Shares and Settlement Shares.

v.	The Acquirer is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of CPL Shares and Settlement Shares. The Acquirer has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the CPL Shares and Settlement Shares and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Acquirer, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under the Acquirer’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Acquirer is bound and (v) are a fit, proper and suitable investment for the Acquirer, notwithstanding the substantial risks inherent in investing in or holding the CPL Shares and Settlement Shares.

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vi.	The Acquirer has not engaged any brokers, finders or agents such that CDT will incur, directly or indirectly, as a result of any action taken by the Acquirer, any liability for brokerage or finders’ fees or agents’ commissions, or any similar charges in connection with the sale of the CPL Shares and Settlement Shares contemplated by this Agreement.

vii.	The Acquirer has sufficient cash on hand, access to committed capital or other sources of available funds to enable it to make payment of the purchase price for the CPL Shares and Settlement Shares and consummate the transactions contemplated by this Agreement.

viii.	The Acquirer understands that the Settlement Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from CDT in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

ix.	The Acquirer understands that nothing in this Agreement or any other materials presented by or on behalf of CDT to the Acquirer in connection with the purchase of the CPL Shares and the Settlement Shares constitutes legal, tax or investment advice. The Acquirer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the CPL Shares and the Settlement Shares.

x.	The Acquirer understands that the CPL Shares and the Settlement Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder, and state securities laws and that CDT is relying upon the truth and accuracy of, and the Acquirer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Acquirer set forth herein in order to determine the availability of such exemptions and the eligibility of the Acquirer to acquire the CPL Shares and the Settlement Shares. If any of the representations and warranties made by the Acquirer herein are no longer accurate in all material respects prior to the Closing, the Acquirer shall promptly notify CDT.

xi.	The Acquirer has a substantive pre-existing relationship with CDT and the Acquirer did not learn of the investment in the CPL Shares and the Settlement Shares as a result of any advertising or, to its knowledge, general or public solicitation.

xii.	The Acquirer understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the purchase of the CPL Shares and the Settlement Shares.

xiii.	The Acquirer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

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IV.	Indemnification

a.	The Acquirer agrees, on the Closing Date, to indemnify and hold CDT and all of its affiliates, but not limited to, its officers and directors (the “Indemnified Parties”), harmless against any and all any sums awarded pursuant to a judgment against CPL resulting from the Strand Litigation (the “Strand Costs”).

b.	The Parties agree that in the event that a final non-appealable judgment is rendered in the Strand Litigation in favor of CPL with legal costs awarded in CPL’s favor (“CPL Costs”), then the Acquirer will make a cash payment in immediately available funds to CDT in an among equal to the lesser of (i) $1,000,000 or (ii) the CPL Costs recovered from Strand, immediately following receipt.

V.	Registration. CDT agrees to use commercially reasonable efforts to prepare and file, at its own cost, with the U.S. Securities and Exchange Commission (“SEC”) a resale registration statement providing certain registration rights in respect of the Settlement Shares and the Pre-Funded Warrant Shares under the Securities Act and applicable state securities laws, within 60 days of the Closing Date.

VI.	Assignment. The rights and liabilities of the Parties shall bind and inure to the benefit of their respective successors, executors, and administrators, as the case may be, provided that no Party may assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of the other Party.

VII.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws. The Parties hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in a court of competent jurisdiction in the State of New York (a “New York Court”); (ii) consent to submit to the jurisdiction of the courts of the State of New York for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in a New York Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in a New York Court has been brought in an improper or inconvenient forum.

VIII.	Notices. All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt or mailed, postage prepaid, certified or registered mail, return receipt requested and addressed to each Party at the address set forth below the Party’s Signature hereto. Notice of change of address shall be effective only when given in accordance with this Section VII. All notices complying with this Section VII shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

IX.	Severability. If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement. Upon such determination that any term is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

X.	Waiver. The failure of any Party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other Party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

XI.	Counterparts. This Agreement may be executed in counterparts, each of which when taken together shall constitute an original and all of which shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

CORVUS CAPITAL LIMITED

By:
Name:	Dr. Andrew Regan
Title:	Director

Address for notice:

[***]

Corvus Capital Limited

Willow House

Cricket Square

Grand Cayman

Cayman Islands

KY1-1107

CDT EQUITY INC.

By:
Name:	James Bligh
Title:	CFO

Address for notice:

[***]

CDT Equity Inc

4851 Tamiami Trail North,

Suite 200

Naples, FL 34103

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EXHIBIT A

Form of Pre-Funded Warrant

[see attached]

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